SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)           PRICE(2)
 COMMON STOCK-TRANS-LUX CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       5/18/07           10,000             7.2700
                       5/10/07            3,300             6.9000
                       5/08/07              500             6.9000
                       5/02/07            5,500             6.9000
                       5/01/07              700             6.9000
                       4/26/07            7,000             6.9421
                       4/20/07              700             6.8543
                       4/19/07              800             6.8675
                       4/19/07              400             6.9000
                       4/17/07              600             6.8917
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       5/07/07            3,000             7.0227
              GABELLI DIVIDEND & INCOME TRUST
                       5/07/07            1,100-            7.0500
                       4/17/07              400-            6.9100
                       4/16/07            1,199-            6.9100

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.